URSTADT BIDDLE PROPERTIES INC.

                               321 RAILROAD AVENUE
                          GREENWICH, CONNECTICUT 06830

                               ------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 10, 1999

     Notice is hereby given that the Annual Meeting of Stockholders of Urstadt Biddle Properties Inc. will be held at the Greenwich Harbor Inn, Greenwich, Connecticut, on Wednesday, March 10, 1999, at 11:00 a.m. for the following purposes:

     1.   To elect two Directors to serve for the ensuing three years;

     2. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the ensuing year;

     3. To consider and vote upon a shareholder proposal to reverse the creation of the Class A Common Stock; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record as of the close of business on January 27, 1999 are entitled to notice of and to vote at the Meeting.

         WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY
                            IN THE ENCLOSED ENVELOPE.

                                        By Order of the Directors

                                        /s/ JAMES R. MOORE

                                        JAMES R. MOORE
                                        Secretary

February 2, 1999

                         URSTADT BIDDLE PROPERTIES INC.

                               321 RAILROAD AVENUE
                          GREENWICH, CONNECTICUT 06830

                               ------------------
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 10, 1999

     This Proxy Statement is furnished to stockholders of Urstadt Biddle Properties Inc. (formerly HRE Properties, Inc.), a Maryland corporation (hereinafter called the "Company"), in connection with the solicitation of proxies in the form enclosed herewith for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Greenwich Harbor Inn, Greenwich, Connecticut, on March 10, 1999 at 11:00 a.m. for the purposes set forth in the Notice of Meeting.

     The solicitation is made on behalf of the Directors of the Company and the costs of the solicitation will be borne by the Company. Directors, officers and employees of the Company and its affiliates may also solicit proxies by telephone, telegraph, fax or personal interview. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the shares.

     Holders of record of Common Shares and Class A Common Shares of the Company as of the close of business on the record date, January 27, 1999, are entitled to receive notice of, and to vote at, the Meeting. The outstanding Common Shares and Class A Common Shares constitute the only classes of securities entitled to vote at the Meeting. Each Common Share entitles the holder thereof to one vote and each Class A Common Share entitles the holder thereof to 1/20 of one vote. At the close of business on January 27, 1999, there were 5,492,761 Common Shares issued and outstanding and 5,665,847 Class A Common Shares issued and outstanding.

     Shares represented by proxies in the form enclosed, if such proxies are properly executed and returned and not revoked, will be voted as specified, but where no specification is made, the shares will be voted as follows: (i) for the election of the two Directors; (ii) for the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the ensuing fiscal year; (iii) against the shareholder proposal to reverse the creation of the Class A Common Stock; and, in the named proxies' discretion, as to any other matter which may properly come before the Meeting. To be voted, proxies must be filed with the Secretary of the Company prior to voting. Proxies may be revoked at any time before exercise by filing a notice of such revocation, by filing a later dated proxy with the Secretary of the Company or by voting in person at the Meeting.

     The Annual Report to stockholders for the Company's fiscal year ended October 31, 1998 has been mailed with or prior to this Proxy Statement. This Proxy Statement and the enclosed proxy were mailed to stockholders on or about February 2, 1999. The principal executive offices of the Company are located at 321 Railroad Avenue, Greenwich, Connecticut 06830 (telephone: 203-863-8200; fax:
203-861-6755).

                        PROPOSAL 1. ELECTION OF DIRECTORS

     Pursuant to Section 6.2 of the Articles of Incorporation, the Directors are divided into three classes serving three-year terms. Two Directors, comprising Class II, are to be elected at the Meeting. Messrs. Peter Herrick and Paul D. Paganucci have been nominated for election as Directors to hold office until the year 2002 Annual Meeting and until their successors have been elected and shall qualify.

                                   CLASS II
                        (TO BE NOMINATED FOR ELECTION BY

                      HOLDERS OF COMMON SHARES AND CLASS A
                   COMMON SHARES TO SERVE FOR THREE YEARS)*

                                       PRINCIPAL OCCUPATION                         DIRECTOR
                                      FOR THE PAST FIVE YEARS                      CONTINUOUS   TERM TO
          NAME                       AND CURRENT DIRECTORSHIPS               AGE      SINCE     EXPIRE
----------------------- --------------------------------------------------  ----- ------------ --------
Peter Herrick (A)(E)    Retired Vice  Chairman  (1990-1992)  and Director,  71    1990         2002
                        The  Bank  of  New  York;   President   and  Chief
                        Operating  Officer,  The  Bank of New  York  (Feb-
                        ruary 1982 to June 1990);  President and Director,
                        The Bank of New York Company,  Inc. (February 1984
                        to March  1992);  Member,  New York State  Banking
                        Board  (June 1990 to April  1993);  Director,  BNY
                        Hamilton Funds, Inc.

Paul D. Paganucci (A)   Chairman,   Ledyard  National  Bank  (since  April  67    1984         2002
                        1991); Chairman of the Executive Committee of W.R.
                        Grace  & Co.  (July  1989  to  March  1991);  Vice
                        Chairman,  W.R. Grace & Co. (November 1986 to July
                        1989);  formerly  Vice  President and Treasurer of
                        Dartmouth  College  (July 1977 to December  1985);
                        Director,   Filene's  Basement,   Inc.;  Director,
                        Allmerica Securities Trust, Inc.;  Director,  IGI,
                        Inc.; Trustee, Colby College;  Director, The Grace
                        Institute.

----------
* James O. York, a member of the Class II group of Directors, has decided not to stand for re-election.

                                    CLASS III
                        (TERM OF OFFICE EXPIRES IN 2000)

                                          PRINCIPAL OCCUPATION                          DIRECTOR
                                         FOR THE PAST FIVE YEARS                       CONTINUOUS   TERM TO
           NAME                         AND CURRENT DIRECTORSHIPS                AGE      SINCE     EXPIRE
-------------------------- --------------------------------------------------   ----- ------------ --------
Robert R. Douglass (C)     Of  Counsel,  Milbank,  Tweed,  Hadley and McCloy;   67    1991         2000
                           Chairman  and   Director,   Cedel;   Retired  Vice
                           Chairman  and   Director,   The  Chase   Manhattan
                           Corporation   (1985  to  1993);   Executive   Vice
                           President,  General  Counsel  and  Secretary,  The
                           Chase  Manhattan   Corporation   (1976  to  1985);
                           Trustee,   Dartmouth   College   (1983  to  1993);
                           Chairman,  Downtown Lower  Manhattan  Association;
                           Chairman  of  Alliance   for  Downtown  New  York;
                           Director, Business Council for the United Nations;
                           Member,  Council on Foreign  Relations;  Director,
                           Gryphon Holdings, Inc.

George H.C. Lawrence (C)   President and Chief  Executive  Officer,  Lawrence   61    1988         2000
                           Investing  Company,  Inc. (since 1970);  Director,
                           Urstadt Property  Company,  Inc.;  Trustee,  Sarah
                           Lawrence  College;  Director,  Westchester  County
                           Association;  Senior Vice  President and Director,
                           Kensico Cemetery; Director, CLX Energy.

                                          PRINCIPAL OCCUPATION                       DIRECTOR
                                         FOR THE PAST FIVE YEARS                    CONTINUOUS   TERM TO
           NAME                         AND CURRENT DIRECTORSHIPS             AGE      SINCE     EXPIRE
-------------------------- ------------------------------------------------  ----- ------------ --------
Charles J. Urstadt (E)   Chairman  of the  Board of  Directors  and  Chief   70   1975         2000
                         Executive  Officer of the Company  (since Septem-
                         ber 1989);  Chairman and Director,  Urstadt Prop-
                         erty  Company,  Inc.  (a real  estate  investment
                         corporation);  Trustee Emeritus, Pace University;
                         Advisory Director, Putnam Trust Company; Trustee,
                         Historic Hudson Valley; Retired Trustee, Teachers
                         Insurance and Annuity Association.

                                     CLASS I
                        (TERM OF OFFICE EXPIRES IN 2001)

                                        PRINCIPAL OCCUPATION                        DIRECTOR
                                      FOR THE PAST FIVE YEARS                      CONTINUOUS   TERM TO
          NAME                       AND CURRENT DIRECTORSHIPS               AGE      SINCE     EXPIRE
------------------------ -------------------------------------------------  ----- ------------ --------
Willing L. Biddle (E)    President  and  Chief  Operating  Officer  of the  37    1997         2001
                         Company  since  December  1996;   Executive  Vice
                         President  from  March  1996  to  December  1996;
                         Senior Vice  President-Management  from June 1995
                         to March 1996;  and Vice President -- Retail from
                         April 1993 to June 1995; Vice President,  Levites
                         Realty  Management Corp.  (1989-1993)  Commercial
                         Lending    Officer,    Chase    Manhattan    Bank
                         (1983-1988);  Executive  Committee  Member,  Real
                         Estate Finance Association.

E. Virgil Conway (C)     Chairman,  Metropolitan  Transportation Authority  69    1989         2001
                         (since  1995);  Former  Chairman,  Financial  Ac-
                         counting Standards Advisory Council  (1992-1995);
                         Financial   Consultant  and  Corporate   Director
                         (since January 1989); Chairman and Director,  The
                         Seamen's  Bank  for  Savings,   FSB  (1969-1989);
                         Trustee, Consolidated Edison Company of New York,
                         Inc.;   Director,   Union  Pacific   Corporation;
                         Trustee,  Phoenix  Duff &  Phelps  Mutual  Funds;
                         Trustee,   Atlantic  Mutual  Insurance   Company;
                         Director, Centennial Insurance Company; Chairman,
                         Trism,   Inc.;   Director,    AccuHealth,   Inc.;
                         Chairman,    New   York    Housing    Partnership
                         Development Corporation;  Vice Chairman,  Academy
                         of Political Science; Trustee, Pace University.

Charles D. Urstadt (E)   Senior  Director,   Brown  Harris  Stevens,  LLC;  39    1997         2001
                         (since 1992).  President  and  Director,  Urstadt
                         Property Company,  Inc. (since 1984);  Publisher,
                         New York Construction  News (1984-1992);  Member,
                         Board of Consultants of the Company  (1991-1997);
                         Director,  Friends of Channel 13;  Board  Member,
                         New York State Board for  Historic  Preservation;
                         Former  Director,   New  York  Building  Congress
                         (1988-1992).

----------
(A)  Member of Audit Committee

(C)  Member of Compensation Committee

(E)  Member of Executive Committee

     During the fiscal year ended October 31, 1998, the Directors held five meetings. The Directors have three standing committees: an Audit Committee, an Executive Committee and a Compensation Committee. Each Director attended at least 75% of the aggregate total number of meetings held during the fiscal year by the Directors and by all committees of which such Director is a member.

     The Audit Committee held two meetings during the fiscal year ended October 31, 1998. The Audit Committee recommends to the Directors the independent public accountants to be engaged by the Company, reviews with the Company's independent public accountants and management the Company's internal accounting procedures and controls, and reviews with the Company's independent public accountants the scope and results of the auditing engagement. Messrs. Peter Herrick, Paul D. Paganucci and James O. York are the current members of the Audit Committee.

     The Executive Committee held one meeting during the fiscal year ended October 31, 1998. In general, the Executive Committee may exercise such powers of the Directors between meetings of the Directors as may be delegated to it by the Directors (except for certain powers of the Directors which may not be delegated). Messrs. Willing L. Biddle, Peter Herrick, Charles D. Urstadt, and Charles J. Urstadt are the current members of the Executive Committee.

     The Compensation Committee, which makes recommendations to the Directors concerning compensation and administers the Company's Stock Option Plan and Restricted Stock Plan, held one meeting during the fiscal year ended October 31, 1998. Messrs. E. Virgil Conway, Robert R. Douglass and George H.C. Lawrence are the current members of the Compensation Committee.

     The Directors do not have a nominating committee but act as a group on such matters.

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of such equity securities with the Securities and Exchange Commission ("SEC"). Such persons are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that, with respect to the period from November 1, 1997 through October 31, 1998, its Directors, officers and greater than 10% beneficial owners complied with all
Section 16(a) filing requirements.

     At the Annual Meeting, the stockholders of the Company will be requested to elect two Directors, comprising Class II. The affirmative vote of the holders of not less than a majority of the total combined voting power of all classes of stock entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting will be required to elect a Director.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
               APPROVAL OF THE NOMINEES FOR ELECTION AS DIRECTORS

                   PROPOSAL 2. RATIFICATION OF APPOINTMENT OF
                       INDEPENDENT AUDITORS OF THE COMPANY

     Arthur Andersen LLP, independent auditors, provided auditing services to the Company during the fiscal year ended October 31, 1998. The Directors have, subject to ratification by the stockholders of the Company, appointed Arthur Andersen LLP to audit the financial Statements of the Company for the ensuing fiscal year and recommend to the stockholders that such appointment be ratified. Representatives of Arthur Andersen LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire. Such representatives will also be available to respond to appropriate questions.

     The affirmative vote of the holders of not less than a majority of the total combined voting power of all classes of stock entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting will be required to ratify the appointment of Arthur Andersen LLP as independent auditors of the Company.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
             RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP
                     AS INDEPENDENT AUDITORS OF THE COMPANY.

                        PROPOSAL 3. SHAREHOLDER PROPOSAL

     The Board of Directors has been informed that Mr. Jay Gouline, 2647 North Charles Street, Suite 100, Baltimore, Maryland 21218, beneficial owner of 17,700 shares of Common Stock and 17,700 shares of Class A Common Stock, intends to present the following proposal for consideration and action at the Annual
Meeting:

     "PROPOSAL: I move that the actions taken by the Board of Directors on June 16, 1998 with regards to the creation of Class A Common Stock be reversed.

     REASONS: It is my judgment that the actions taken by the Board of Directors on June 16, 1998 have been detrimental to the market value of Urstadt Biddle Properties stock. On January 2, 1998 the stock traded for $20.25. On June 16, 1998, the shares closed at a price of $18.00. During the four week time frame immediately following the ex dividend date for the stock dividend, the combined security traded as low as $17.00 on August 14, 1998, or a 16.1% decrease in market value from January 2, 1998. The officers and directors have worked very hard to improve the financial performance of the firm. I applaud them for their success. However, because the value of the combined securities has continued to decline in value from the date of the announcement, it is my opinion that the goals as stated by Management in their information statement of August 3, 1998 of the stock dividend have not been realized and therefore should be reversed."

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.

     The  Board  of  Directors   unanimously   recommends  a  vote  AGAINST  the
shareholder's proposal to reverse the creation of Class A Common Stock because it is NOT in the Company's and ultimately our shareholders' best interests.

     Pursuant to the authority vested in the Board under the Maryland General Corporation Law and the Company's Articles of Incorporation, on June 16, 1998 the Board established the Class A Common Stock and declared a special stock dividend (the "Stock Dividend") on the shares of Common Stock consisting of one share of Class A Common Stock for each share of Common Stock outstanding at the close of business on July 31, 1998 (the "Stock Dividend Record Date"). The Stock Dividend was paid on August 14, 1998 to stockholders of record at the close of business on the Stock Dividend Record Date.

     In connection with the Stock Dividend, the Company distributed to its stockholders an Information Statement dated August 3, 1998 (the "Information Statement") describing the Stock Dividend, the Class A Common Stock and the reasons for and effects of the Stock Dividend. The Information Statement was filed with the SEC as an exhibit to the Current Report on Form 8-K dated August 3, 1998 (the "Form 8-K"). Set forth below is a summary of the information contained in the Information Statement, which is qualified by reference to the actual Information Statement, copies of which may be obtained by stockholders upon request to the Company without charge or through the SEC as set forth under "Available Information" below.

     As noted above, the holders of the Common Stock are entitled to one vote per share and the holders of the Class A Common Stock are entitled to 1/20 of one vote per share, in each case on all matters submitted for vote at all meetings of stockholders of the Company. Generally, holders of Common Stock and Class A Common Stock vote together as a single class and not as separate classes. Each share of Common Stock and Class A Common Stock has identical rights with respect to dividends and distributions, except that (i) with respect to regular quarterly cash dividends, each share of Class A Common Stock entitles the holder thereof to receive not less than 110% of amounts paid on each share of Common Stock, (ii) stock dividends on the Common Stock may be paid in shares of Common Stock or Class A Common Stock, and (iii) stock dividends on the Class A Common Stock may be paid only in shares of Class A Common Stock. Except as set forth above, the rights of the holders of Common Stock and Class A Common Stock are identical and the Common Stock and Class A Common Stock both trade on the New York Stock Exchange.

     The Board believes, after careful consideration of various factors, including advice received from its financial and legal advisors, that the creation of a capital structure with both voting and lesser voting common shares also offers a number of additional potential benefits to the Company and its stockholders, which are described below.

     Financing Flexibility. The Board believes that the establishment of the Class A Common Stock and the payment of the Stock Dividend (1) provide the Company with flexibility to issue Common Stock or Class A Common Stock or a combination thereof or other securities convertible into such Common Stock or Class A Common Stock to raise equity capital to finance acquisitions of properties and the growth of the Company and to utilize such securities as consideration in connection with the acquisition of properties by the Company and for employee compensation purposes, in each case without diluting the voting power of the Company's existing stockholders (including Mr. Charles J. Urstadt, the Chairman and Chief Executive Officer of the Company who beneficially owns approximately 25.6% of the outstanding Common Stock), and (2) enable stockholders of the Company to sell portions of their equity interests in the Company without proportionately reducing their voting interests in the Company.

     Stockholder Flexibility. With the establishment and issuance of the Class A Common Stock, stockholders have the flexibility to dispose of a portion of their equity interest in the Company without necessarily affecting their relative voting power. Since the Class A Common Stock carries with it a lesser voting power than the Common Stock, stockholders desiring to maintain their relative voting positions are able to do so even if they decide to sell or otherwise dispose of a significant portion of their equity interest in the Company by disposing of shares of Class A Common Stock while retaining shares of Common Stock.

     Continuity. The creation of the Class A Common Stock gives the Company the flexibility to issue Class A Common Stock or some combination of Class A Common Stock and Common Stock for financing, acquisition and compensation purposes without materially diluting the voting power of the Company's existing stockholders, including Mr. Urstadt, although their equity interests would be diluted. Accordingly, the Class A Common Stock encourages stability and reduces the risk of disruption in the continuity of the Company's current operating policies and long-range strategy that might otherwise result if Mr. Urstadt were to dispose of a significant percentage of his shares of Common Stock.

     In connection with the Stock Dividend the Board also considered certain other factors, including Mr. Urstadt's shareholdings. Mr. Urstadt is currently the beneficial owner of approximately 25.6% of the outstanding shares of Common Stock and approximately 24.6% of the outstanding shares of Class A Common Stock. Should Mr. Urstadt sell shares of Class A Common Stock and purchase additional shares of Common Stock, Mr. Urstadt could increase his percentage voting power. Depending upon the actual number of shares of Common Stock acquired by Mr. Urstadt, his position could make it more difficult for a third party to effect an unsolicited take-over attempt or to replace the current members of the Board of Directors of the Company, thereby possibly depriving stockholders of the Company of an opportunity to sell their shares at a premium over prevailing market prices. While Mr. Urstadt has no present plans or arrangements to acquire or dispose of any shares of Common Stock or Class A Common Stock, it is possible that he could dispose of shares of Class A Common Stock and acquire shares of Common Stock, and it is his current intention that if he were to acquire or dispose of any shares, he would acquire shares of Common Stock and dispose of shares of Class A Common Stock. Any such purchases and sales would be dependent upon a number of factors, including market conditions, availability of the shares, market prices and other factors.

     Mr. Gouline states that the goals of the Stock Dividend have not been realized. The Board of Directors believes that the stated goals of the Stock Dividend are being and will continue to be realized in that the issuance of Class A Common Stock provides the Company with, among other things, greater flexibility to raise equity capital to finance property acquisitions and further the growth of the Company. The Board of Directors believes that the issuance of Class A Common Stock as consideration in connection with the acquisition of properties will increase the asset base and capital of the Company without diluting the voting power of the Company's existing stockholders, including Mr. Urstadt. For example, the Company utilized Class A Common Stock in this manner to facilitate its most recent shopping center acquisition in Briarcliff, New York.

     Mr. Gouline's statement implies that the change in the Company's market price from January 2, 1998 (six months prior to the announcement of the Stock Dividend) to August 14, 1998 (the date the Stock Dividend was distributed) was attributable to the Stock Dividend. The Board of Directors believes that the market price for the Company's shares on any particular day or during any particular period are inherently dependent upon numerous factors, including general market conditions. The Board believes that there is no direct correlation between the change in stock price cited in the Shareholder Proposal and the formation of the Class A Common Stock. Notwithstanding Mr. Gouline's
statement, as the Performance Graph on Page 15 of this Proxy Statement indicates, the Company's total return to its common stockholders has out-performed the NAREIT All-REIT Index (a peer group index) over the last five year period.

     For the reasons set forth above, the Board of Directors of the Company does not believe that the Shareholder Proposal is in the best interests of the Company or its stockholders. If, however, the Shareholder Proposal is approved by the stockholders of the Company at the Annual Meeting, the Board of Directors will consider such actions as may be practicable under the circumstances to attempt to place the stockholders of the Company in substantially the same position as such stockholders would have been in had the Stock Dividend not been declared or paid. One such action would include a recapitalization of the Company pursuant to which all outstanding common shares would be exchanged for one class of common shares having the same rights, including voting and dividend rights, as currently attach to the Company's existing shares of Common Stock. In such event, the higher dividend on Class A Common Stock would be eliminated.

     The affirmative vote of the holders of not less than a majority of the total combined voting power of all classes of stock entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting will be required to approve the Shareholder Proposal.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST
                      APPROVAL OF THE SHAREHOLDER PROPOSAL.

SECURITY OWNERHSIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth certain information as of January 6, 1999 available to the Company with respect to the shares of the Company (i) held by those persons known to the Company to be the beneficial owners (as determined under the rules of the SEC) of more than 5% of the Common Shares and Class A Common Shares then outstanding and (ii) held by each of the Directors, each of the executive officers named in the Summary Compensation Table below, and by all of the Directors and such executive officers as a group:

                              5% BENEFICIAL OWNERS

                                                                                       CLASS A
       NAME AND ADDRESS OF                COMMON SHARES         PERCENT OF          COMMON SHARES         PERCENT
         BENEFICIAL OWNER              BENEFICIALLY OWNED          CLASS         BENEFICIALLY OWNED       OF CLASS
---------------------------------   ------------------------   ------------   ------------------------   ---------
Charles J. Urstadt ..............           1,570,785(1)(2)         25.6%             1,503,191(3)(4)       24.6%
Urstadt Biddle Properties Inc.
 321 Railroad Ave
 Greenwich, CT 06830

Countryside Square
 Limited Partnership(5) .........             600,000                9.8%               600,000              9.9%
c/o Urstadt Biddle Properties
 321 Railroad Ave
 Greenwich, CT 06830

Grace & White, Inc.(6) ..........             324,100                5.3%               324,100              5.3%
515 Madison Ave, Suite 1700
 New York, NY 10022


----------
(1) Of these shares, 50,000 are owned by Urstadt Property Company, Inc., a company of which Mr. Urstadt is the chairman, a director and a principal stockholder, 900,000 shares are owned by two irrevocable trusts established for Mr. Urstadt's adult children and 57,000 shares are owned by Elinor Urstadt, Mr. Urstadt's wife. The figure excludes 76,690 shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days, but includes 502,421 shares issuable upon exercise of options exercisable within 60 days. See "Compensation and Transactions with Management and Others" below. The figure also excludes 49,160 cash appreciation rights, all of which are exercisable within 60 days.

(2) This figure assumes, in connection with the determination of the number of Common Shares issuable upon exercise of options exercisable within 60 days, that Mr. Urstadt will elect the Common Stock Option (as defined in "Report of Compensation Committee on Executive Compensation" below) with respect to all of such options. See "Report of Compensation Committee on Executive Compensation" for information with respect to certain modifications of outstanding options granted under the Company's Stock Option Plan as of August 14, 1998, the date of the Stock Dividend. If Mr. Urstadt elects the Combination Option (as defined below) or the Class A Stock Option (as defined below) with respect to all such options, the number of Common Shares issuable upon exercise of options exercisable within 60 days, the total number of Common Shares beneficially owned and the Percent of Class would be less.

(3) Of these shares, 900,000 shares are owned by two irrevocable trusts established for Mr. Urstadt's adult children and 43,000 shares are owned by Elinor Urstadt, Mr. Urstadt's wife. The figure excludes 76,169 shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days, but includes 499,002 shares issuable upon exercise of options exercisable within 60 days. See "Compensation and Transactions with Management and Others" below. This figure also excludes 48,826 cash appreciation rights, all of which are exercisable within 60 days.

(4) This figure assumes, in connection with the determination of the number of Class A Common Shares issuable upon exercise of options exercisable within 60 days, that Mr. Urstadt will elect the Class A Stock Option with respect to all of such options. See "Report of Compensation Committee on Executive Compensation" for information with respect to certain modifications of outstanding options granted under the Company's Stock Option Plan as of August 14, 1998, the date of the Stock Dividend. If Mr. Urstadt elects the Combination Option or the Common Stock Option with respect to all such options, the number of Class A Common Shares issuable upon exercise of options exercisable within 60 days, the total number of Class A Common Shares beneficially owned and the Percent of Class would be less.

(5) Pursuant to the terms of a Limited Partnership Agreement of Countryside Square Limited Partnership (the "Partnership") dated as of November 22, 1996 (the "Partnership Agreement") by and among the Company, as general partner, and the limited partners signatory thereto, the limited partners contributed to the capital of the Partnership the 600,000 Common Shares previously held by such limited partners. The Partnership was issued 600,000 Class A Common Shares pursuant to the Stock Dividend.

(6) Based upon information contained in Amendment No.#1 to Schedule 13 G filed with the SEC on February 12, 1997.

                             DIRECTORS AND OFFICERS

                                                 COMMON SHARES                               CLASS A
                                                  BENEFICIALLY         PERCENT OF         COMMON SHARES           PERCENT
                   NAME                             OWNED(1)            CLASS(1)      BENEFICIALLY OWNED(2)     OF CLASS(2)
-----------------------------------------   -----------------------   ------------   -----------------------   ------------
Charles J. Urstadt ......................         1,570,785(3)             25.6%           1,503,191(4)             24.6%
Willing L. Biddle .......................            78,675(15)             1.3%              62,075(15)             1.0%
E. Virgil Conway ........................            20,265(5)(6)             *               20,171(7)(8)             *
Robert R. Douglass ......................            16,899(6)(9)             *               22,818(8)(10)            *
Peter Herrick ...........................            36,765(5)(6)             *               30,671(7)(8)             *
George H.C. Lawrence ....................            29,299(6)(11)            *               29,259(8)(12)            *
Paul D. Paganucci .......................            15,765(5)(6)             *               15,671(7)(8)             *
Charles D. Urstadt ......................                 0(6)                *                    0(8)                *
James O. York ...........................            10,033(6)(6A)            *               10,006(8)(8A)            *
James R. Moore ..........................            51,666(13)               *               51,666(13)               *
Raymond P. Argila .......................            33,666(14)               *               33,666(14)               *
Directors & Executive Officers as a group
 (11) persons ...........................    1,863,818 (16)                30.3%           1,779,194(17)            29.1%

----------
     *    Less than 1%

     (1) The figures presented in this column (except for those relating to Willing L. Biddle, James R. Moore and Raymond P. Argila) assume, in connection with the determination of the number of Common Shares issuable upon exercise of options exercisable within 60 days by the respective individuals listed below, that such individuals will elect the Common Stock Option with respect to all of such options. See
          "Report of Compensation Committee on Executive Compensation" for information with respect to certain modifications of outstanding options granted under the Company's Stock Option Plan as of August 14, 1998, the date of the Stock Dividend. If any such individual elects the Combination Option or the Class A Stock Option with respect to any or all of such options, the number of Common Shares issuable upon exercise of options exercisable within 60 days, the total number of Common Shares beneficially owned and the Percent of Class would be less for such individual.

     (2) The figures presented in this column (except for those relating to Willing L. Biddle, James R. Moore and Raymond P. Argila) assume, in connection with the determination of the number of Class A Common Shares issuable upon exercise of options exercisable within 60 days by the respective individuals listed below, that such individuals will elect the Class A Stock Option with respect to all of such options. See "Report of Compensation Committee on Executive Compensation" for information with respect to certain modifications of outstanding options granted under the Company's Stock Option Plan as of August 14, 1998, the date of the Stock Dividend. If any such individual elects the Combination Option or the Common Stock Option with respect to any or all of such options, the number of Class A Common Shares issuable upon exercise of options exercisable within 60 days, the total number of Class A Common Shares beneficially owned and the Percent of Class would be less for such individual.

     (3) This figure includes 50,000 Common Shares owned by Urstadt Property Company Inc., 900,000 Common Shares owned by two irrevocable trusts established for Mr. Urstadt's adult children, and 57,000 Common Shares owned by Elinor Urstadt, Mr. Urstadt's wife. This figure excludes 51,127 Common Shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days, but includes 527,985 Common Shares issuable upon exercise of options exercisable within 60 days. The figure also excludes 49,160 cash appreciation rights all of which are exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

     (4) This figure includes 900,000 Class A Common Shares owned by two irrevocable trusts established for Mr. Urstadt's adult children, and 43,000 Class A Common Shares owned by Elinor Urstadt, Mr. Urstadt's wife. This figure excludes 50,779 Class A Common Shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days, but includes 524,391 Class A Common Shares issuable upon exercise of options exercisable within 60 days. This figure also excludes 48,826 cash appreciation rights all of which are exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

     (5) This figure includes 13,765 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

     (6) This figure excludes 1,966 Common Shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

     (6A) This figure includes 3,933 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

     (7) This figure includes 13,671 Class A Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

     (8) This figure excludes 1,953 Class A Common Shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

     (8A) This figure includes 3,906 Class A Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

     (9) This figure includes 11,799 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

     (10) This figure includes 11,718 Class A Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

     (11) This figure includes 5,899 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

     (12) This figure includes 5,859 Class A Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

     (13) This figure includes 29,250 Common Shares and Class A Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. This figure excludes 4,250 Common Shares and Class A Common Shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

     (14) This figure includes 17,000 Common Shares and Class A Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. This figure excludes 3,000 Common Shares and Class A Common Shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

     (15) This figure includes 14,375 Common Shares and Class A Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. This figure excludes 4,625 Common Shares and Class A Common Shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days. Mr. Biddle is the son-in-law of Mr. Urstadt. See "Compensation and Transactions with Management and Others" below.

     (16) This figure excludes 76,764 Common Shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days, but includes 651,536 Common Shares issuable upon exercise of options which are exercisable within 60 days. This figure also excludes 49,160 cash appreciation rights all of which are exercisable within 60 days.

     (17) This figure excludes 76,325 Class A Common Shares issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days, but includes 647,512 Class A Common Shares issuable upon exercise of options which are exercisable within 60 days. This figure also excludes 48,826 cash appreciation rights all of which are exercisable within 60 days.

            COMPENSATION AND TRANSACTIONS WITH MANAGEMENT AND OTHERS

Executive Officer Compensation

     There is set forth below information concerning the annual and long-term compensation paid by the Company during each of the three years ended October 31, 1998 to those persons who were, at October 31, 1998 (i) the chief executive officer and (ii) the three other most highly compensated executive officers of the Company constituting the only persons who were serving as executive officers at such date.

                           SUMMARY COMPENSATION TABLE

      NAME AND PRINCIPAL                                                 RESTRICTED     # OPTIONS       ALL OTHER
           POSITION            YEAR     SALARY      BONUS      TOTAL      STOCK(1)         SARS       COMPENSATION*
----------------------------- ------ ----------- ---------- ----------- ------------ --------------- --------------
Charles J. Urstadt, ......... 1998    $256,000    $40,000    $296,000     $402,500             0         $15,333
Chief Executive Officer       1997    $240,000    $50,000    $290,000     $256,875             0         $14,500
                              1996    $240,000    $50,000    $290,000     $      0        52,000(2)      $14,165
Willing L. Biddle, .......... 1998    $197,612    $30,000    $227,612     $301,875             0         $11,381
President and Chief           1997    $180,833    $70,000    $250,833     $342,500             0         $12,504
Operating Officer             1996    $146,250    $15,000    $161,250     $      0         9,500         $ 8,063
James R. Moore, ............. 1998    $168,542    $20,000    $188,542     $115,719             0         $ 9,427
Executive Vice President      1997    $158,333    $15,000    $173,333     $ 85,625             0         $ 8,667
                              1996    $147,292    $15,000    $162,292     $      0         8,500         $ 8,115
Raymond P. Argila, .......... 1998    $139,700    $ 6,000    $145,700     $ 50,313             0         $ 7,285
Senior Vice President         1997    $136,255    $ 6,000    $142,255     $ 42,812             0         $ 7,113
                              1996    $131,167    $10,000    $141,167     $      0         6,000         $ 7,058

----------
* Consists of a discretionary contribution by the Company to the Company's Profit Sharing and Savings Plan (the "401(k) Plan") allocated to an account of the named executive officer and related excess benefit compensation.

(1) Amounts shown represent the dollar value on the date of grant. The aggregate number of shares of restricted stock held on October 31, 1998 and the value thereof as of such date were as follows: (Urstadt:35,000 Class A Common Shares and Common Shares ($562,188), Biddle: 35,000 Class A Common Shares and Common Shares ($562,188), Moore: 10,750 Class A Common Shares and Common Shares ($172,672) and Argila: 5,000 Class A Common Shares and Common Shares ($80,313). Restricted Stock vests at the end of five years. Dividends on shares of restricted stock are paid as declared.

(2) This figure assumes that Mr. Urstadt will elect the Combination Option with respect to all options granted to him prior to August 14, 1998, the date of the Stock Dividend. See "Report of Compensation Committee on Executive Compensation" for information with respect to certain modifications of outstanding options granted under the Company's Stock Option Plan as of August 14, 1998, the date of the Stock Dividend. If Mr. Urstadt elects the Common Stock Option or the Class A Stock Option with respect to any or all such options, this figure would be less.

Director Compensation

     Other than Messrs. Urstadt and Biddle, each Director is entitled to an annual retainer of $16,000 and compensation of $1,200 for each Director meeting and each committee meeting attended. Directors may elect to defer payment of any fees until they leave office. The Company paid annual interest of 7.5% on deferred Director fees during the fiscal year ended October 31, 1998 and currently accrues 7.5% annual interest on deferred Director fees.

Excess Benefit and Deferred Compensation Plan

     Effective November 1, 1995, the Directors adopted the Urstadt Biddle Properties Inc. Excess Benefit and Deferred Compensation Plan, a non-qualified deferred compensation plan. The Plan is intended to provide eligible employees with benefits in excess of the amounts which may be provided under the

Company's tax-qualified Profit Sharing and Savings Plan (a 401(K) plan), and to provide such employees with the opportunity to defer receipt of a portion of their compensation. Participation is limited to those employees who earn above the limit on compensation under the Company's Profit Sharing and Savings Plan, currently $160,000.

     Under the Plan, a participant is credited with an amount equal to the contributions which would have been credited to the participant if the $160,000 compensation limitation under the Profit Sharing and Savings Plan did not apply.

     Amounts credited under the Plan vest under the same rules as under the Profit Sharing and Savings Plan. In addition, each Participant may elect to defer the receipt of a portion of his or her compensation until a later date. Amounts credited under the Plan are increased with interest at a rate set from time to time by the Compensation Committee. For the fiscal year ended October 31, 1998, the Company paid annual interest of 7.5% on deferred compensation accounts. In the event of a change of control (as defined in the Plan), the Compensation Committee may in its discretion accelerate the vesting of benefits under the Plan.

Change of Control Agreements

     The Company has agreements with each of its executive officers, Messrs. Urstadt, Biddle, Moore and Argila, under which, in certain circumstances following a Change of Control of the Company (as defined in such agreements), the Company would pay severance benefits to such persons. If, within 18 months following the Change of Control, the Company terminates the executive's employment other than for cause, or if the executive elects to terminate his employment with the Company for reasons specified in the agreement, the Company will make a severance payment equal to a portion of such person's base salary, together with medical and other benefits during such period. Messrs. Urstadt, Biddle, Moore and Argila would each receive a severance payment equal to their respective twelve month salaries plus benefits. The salaries of Messrs. Urstadt, Biddle, Moore and Argila are currently $265,000, $205,000, $175,000 and $144,000, respectively. Each of such agreements has an indefinite term.

Stock Options

     Under the  Company's  Stock  Option Plan  ("Plan"),  418,271  shares of the
Company's authorized but unissued Common Shares and 418,271 shares of the Company's Class A Common Shares have been reserved for issuance upon the exercise of options or stock appreciation rights which have been or may be granted under the Plan. The persons eligible to participate in the Plan are such key employees of the Company as may be selected from time to time by the Compensation Committee in its discretion, as well as non-employee Directors. The Plan provides that each Director who is not a full-time employee or former full-time employee of the Company will automatically be awarded options covering 1,000 Common Shares and 1,000 Class A Common Shares on April 1 of each year. The Plan is administered by the Compensation Committee.

     The Compensation Committee has authorized loans to finance the exercise of incentive stock options granted to executive officers. The loans have a five-year term, subject to extension at the discretion of the Compensation Committee, bear interest at the prime rate plus 1/2% and are secured by a pledge of the related shares. The loans become due on termination of employment by the Company, but are automatically extended for seven months following termination of employment other than for cause, and for 13 months following termination of employment occurring after a Change of Control of the Company. Two such loans are outstanding to James R. Moore and Raymond P. Argila, each in the principal amount of $133,534.

     The following table sets forth, for the executive officers named in the Summary Compensation Table, information concerning the fiscal year-end value of unexercised options and SARs.

         AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

                                                                # OF UNEXERCISED                VALUE OF UNEXERCISED
                                                                 CLASS A COMMON                     IN-THE-MONEY
                                                                AND COMMON SHARE                  OPTIONS/SARS AT
                                 SHARES                      OPTIONS/SARS AT FY-END                  FY-END ($)
                              ACQUIRED ON      VALUE    -------------------------------- ----------------------------------
            NAME              EXERCISE(#)   REALIZED($)    EXERCISABLE    UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
---------------------------- ------------- ------------ ---------------- --------------- ----------------- ----------------
Charles J. Urstadt .........      --            --           268,500(1)       26,000(1)     $  671,156(2)     $  36,625(2)
Willing L. Biddle ..........      --            --            14,375           4,625        $   22,461        $   5,633
James R. Moore .............      --            --            29,250           4,250        $   31,421        $   5,547
Raymond P. Argila ..........      --            --            17,000           3,000        $   27,125        $   4,313

----------
(1) These figures assume that Mr. Urstadt will elect the Combination Option with respect to all options granted to him prior to August 14, 1998, the date of the Stock Dividend. See "Report of Compensation Committee on Executive Compensation" for information with respect to certain modifications of outstanding options granted under the Company's Stock Option Plan as of August 14, 1998, the date of the Stock Dividend. If Mr. Urstadt elects the Common Stock Option or the Class A Stock Option with respect to any or all of such options, these figures would be less.

(2) These figures assume that Mr. Urstadt will elect the Combination Option with respect to all options granted to him prior to August 14, 1998, the date of the Stock Dividend. See "Report of Compensation Committee on Executive Compensation" for information with respect to certain modifications of outstanding options granted under the Company's Stock Option Plan as of August 14, 1998, the date of the Stock Dividend. If Mr. Urstadt elects the Common Stock Option with respect to all such options, the Value of Unexercised In-the-Money Options at FY-End($) Exercisable would be $685,747 and the Value of Unexercised In-the-Money Options at FY-End($) Unexercisable would be $38,889. If Mr. Urstadt elects the Class A Stock Option with respect to all such options, the Value of Unexercised In-the-Money Options at FY-End($) Exercisable would be $629,715 and the Value of Unexercised In-the-Money Options at FY-End($) Unexercisable would be $32,906.

Restricted Stock Plan

     Under the Company's Restricted Stock Award Plan (the "Restricted Stock Plan"), 250,000 shares, in the aggregate, of the Company's authorized but unissued Common Shares and Class A Common Shares have been reserved for issuance in connection with restricted stock awards which have been or may be granted under the Restricted Stock Plan. The persons eligible to receive restricted stock awards are selected by the Compensation Committee, in its discretion, from management personnel who are considered to have significant responsibility for the growth and profitability of the Company. The Restricted Stock Plan is administered by the Compensation Committee.

     Each restricted stock award is evidenced by a written agreement, executed by both the relevant participant and the Company, setting forth all the terms and conditions applicable to such award as determined by the Compensation Committee. Such terms and conditions shall include (i) the length of the restricted period of the award, (ii) the restrictions applicable to the award, including (without limitation) the employment status rules governing forfeiture, and the prohibition against the sale, assignment, transfer, pledge or other encumbrance of the restricted stock during the restricted period, and (iii) the eligibility to share in dividends and other distributions paid to the Company's stockholders during the restricted period.

     If the employment of a participant shall be terminated prior to the lapse of the restricted period by reason of death or disability, the restrictions shall lapse on such date. If the employment of a participant shall be terminated prior to the lapse of the restricted period by reason of retirement, the restricted period will continue as if that participant had remained in the employment of the Company.

     The Compensation Committee will have the authority to accelerate the time at which the restrictions may lapse whenever it considers that such action is in the best interests of the Company and of its stockholders, whether by reason of changes in tax laws or otherwise. Restrictions will lapse immediately upon a "change in control" (as defined in the Restricted Stock Plan) of the Company.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is composed of three independent outside Directors, is responsible for making recommendations to the Board concerning compensation and for administering the Company's Stock Option Plan and
Restricted Stock Plan. The Compensation Committee considered a variety of factors and criteria in arriving at its recommendations for compensation of the Company's executive officers for fiscal 1998.

     The  Committee  believes  that  compensation  should be structured so as to provide incentives to the Company's officers to enhance the long-term profitability of the Company. Thus, in making its recommendations regarding compensation, the Committee attempts to align the financial interests of the Company's executive officers with those of its stockholders.

     In evaluating the potential long-term profitability of the Company and making its fiscal 1998 compensation recommendations, the Committee considered stock price, projected and actual cash flow, leasing activities, new acquisitions and other factors in arriving at its conclusions. In 1997, the stockholders approved the Restricted Stock Plan to provide the Company's key executives with a direct incentive to improve the Company's profitability and consequently, stockholder value. The Plan provides that restricted stock be held for a specified time after it is issued before it can be sold or disposed of. Thus, if the executive leaves the Company other than by retirement, the unvested stock generally is forfeited. Restricted stock awards serve as both a reward for performance and a retention device for key executives as well as aligning their interests with all stockholders.

     The Committee believes that the continued focus by the Chief Executive Officer on financing, acquisitions and sales, leasing and cost containment, in the face of a highly competitive market, warrants special recognition and that such focus has positioned the Company for potential long-term profitability as this strategy matures. The Committee recognized the leadership by Mr. Urstadt during 1998 in all areas of management including particularly increasing leasing, capital financing and debt reduction and acquisitions, which has resulted in a 10% improvement in funds from operations in fiscal 1998. The Committee recommended to the Board of Directors and the Board of Directors approved an increase in Mr. Urstadt's annual salary to $265,000 and awarded him a cash bonus of $40,000.

     The Committee also awarded Mr. Urstadt 15,000 Class A Common Shares and 15,000 Common Shares of restricted stock. The amount of restricted stock was determined by the Committee based on its judgment as to the appropriate amount of incentive compensation that should be in the form of stock in order to meet competitive compensation trends among REITs of comparable size.

     On June 16, 1998, the Board of Directors declared the Stock Dividend on the Common Stock and the Stock Dividend was paid on August 14, 1998 to holders of record of the Common Stock as of the close of business on the Stock Dividend Record Date.

     In connection with the Stock Dividend, each of the officers' and directors' options to purchase shares of Common Stock awarded prior to the Stock Dividend (each an "Existing Option") is deemed to be, upon his election with respect to each Existing Option: (i) an option (each, a "Common Stock Option") to purchase such number of shares of Common Stock as shall be equal in aggregate fair market value to the aggregate fair market value of the shares of Common Stock issuable pursuant to the related Existing Option; (ii) an option (each, a "Class A Stock Option") to purchase such number of shares of Class A Common Stock as shall be equal in aggregate fair market value to the aggregate fair market value of the shares of Common Stock issuable pursuant to the related Existing Option; or
(iii) an option (each, a "Combination Option") to purchase such number of shares of Common Stock and such number of shares of Class A Common Stock, in each case, as shall be equal to the number of shares of Common Stock issuable pursuant to the related Existing Option.

     The exercise price for the purchase of one share of Common Stock and/or one share of Class A Common Stock pursuant to any Common Stock Option, Class A Stock Option or Combination Option has been set according to the proportional allocation of the exercise price for the purchase of one share of Common Stock pursuant to the related Existing Option, such proportional allocation being determined according to the fair market values of the underlying shares of Common Stock (ex-Stock Dividend) and Class A Common Stock.

                             Compensation Committee:
                             E. Virgil Conway, Chairman
                             Robert R. Douglass
                             George H.C. Lawrence

                                OTHER INFORMATION

                                PERFORMANCE GRAPH

     The following graph compares, for the five-year period ended October 31, 1998, the Company's cumulative total return to its common stockholders with the returns for the NAREIT All REIT Total Return Index (a peer group index) published by the National Association of Real Estate Investment Trusts (NAREIT) and for the S&P 500 Index for the same period.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
           AMONG URSTADT BIDDLE PROPERTIES INC., THE S&P 500 INDEX AND

                            THE NAREIT ALL-REIT INDEX

                               [GRAPHIC OMITTED]

                                10/93         10/94         10/95         10/96         10/97         10/98
                                -----         -----         -----         -----         -----         -----
UBP .....................       100.00        104.44        111.54        129.62        166.51        228.00
S&P 500 .................       100.00        103.87        131.33        162.98        215.32        262.66
NAREIT ALL-REIT .........       100.00         93.47        106.61        134.13        176.75        150.67

* $100 INVESTED ON 10/31/93 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING OCTOBER 31.

     On October 31 of each of 1993, 1994, 1995, 1996 and 1997, the only publicly traded equity security of the Company was the Common Shares. In June 1998, the Company established the Class A Common Shares and on August 14, 1998, the Stock Dividend was paid, pursuant to which holders of the Common Shares received one Class A Common Share for each outstanding Common Share. Since August 17, 1998, both the Common Shares and the Class A Common Shares have been publicly traded on the New

York Stock Exchange. For the period in which both Common Shares and Class A Common Shares were outstanding, performance data is based upon a combination of the total returns of both classes. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                  SOLICITATION OF PROXIES AND VOTING PROCEDURES

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, facsimile transmission or telephone. Directors and officers of the Company may participate in such solicitation and will not receive additional compensation for such services. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Company Common Shares and Class A Common Shares and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. To assure the presence in person or by proxy of the largest number of stockholders possible, D.F. King & Company has been engaged to solicit proxies on behalf of the Company. It is anticipated that D.F. King & Company will be paid a fee of $7,500 for its services.

     The presence, either in person or by properly executed proxy, of a majority of the Company's outstanding Common Shares and Class A Common Shares is necessary to constitute a quorum at the Annual Meeting. Each Common Share outstanding on the Record Date entitles the holder thereof to one vote and each Class A Common Share outstanding on the Record Date entitles the holder thereof to 1/20 of one vote. An automated system administered by the Company's transfer agent tabulates the votes.

     The election of the Directors, the ratification of the appointment of the Company's auditors and approval of the Shareholder Proposal each requires the affirmative vote of a majority of the total combined voting power of all classes of stock entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting. Abstentions will thus be the equivalent of negative votes and broker non-votes will have no effect with respect to such proposals, as any Common Shares or Class A Common Shares subject to broker non-votes will not be present and entitled to vote with respect to any proposal to which the broker non-vote applies.

     Each of the Proposals presented to the Company at the Annual Meeting is being presented as a separate and independent Proposal and no Proposal is conditioned upon adoption or approval of any other Proposal.

                              AVAILABLE INFORMATION

     The Form 8-K, which includes the Information Statement as an exhibit thereto, may be inspected without charge at the principal office of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part thereof may be obtained at prescribed rates from the SEC's Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Such reports, proxy and information statements and other information also can be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                                  OTHER MATTERS

     The Directors know of no other business to be presented at the Annual Meeting. If other matters properly come before the meeting in accordance with the Articles of Incorporation, the persons named as proxies will vote on them in accordance with their best judgment.

     Proposals of stockholders intended to be presented to the Company's Annual Meeting of Stockholders to be held in 2000 must be received by the Company by October 1, 1999. Such proposals must also comply with the requirements as to form and substance established by the SEC for such proposals to be included in the proxy statement.

     You are urged to complete, date, sign and return your Proxy Card promptly to make certain your Shares will be voted at the Annual Meeting, even if you plan to attend the meeting in person. If you desire to vote your Shares in person at the meeting, your proxy may be revoked. For your convenience in returning the Proxy Card, a pre-addressed and postage paid envelope has been enclosed.

                             YOUR PROXY IS IMPORTANT
                       WHETHER YOU OWN FEW OR MANY SHARES.

            PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD TODAY.